UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 24, 2017

AMERI Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26460	95-4484725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Canal Pointe Blvd., Suite 108, Princeton, New Jersey		08540
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (732) 243-9250

Not applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information required herein is incorporated by reference to Item 5.02 below.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2017, Ameri Holdings, Inc. (“Ameri” or the “Company”) announced the appointment of Viraj Patel as Chief Financial Officer of Ameri effective April 24, 2017 pursuant to an employment letter agreement (the “Employment Letter”) with him. Mr. Patel has over 25 years of financial and operational experience with technology, software and telecommunications businesses.

Prior to joining Ameri, Mr. Patel served as the Chief Financial Officer of two technology start-ups and previously served as the Chief Financial Officer for UTStarcom (NASDAQ: UTSI), a multi-billion global telecommunications company. During his time as Chief Financial Officer at UTStarcom, Mr. Patel led a global team of finance and operations professionals and was instrumental in streamlining the company’s operations. Mr. Patel has also held senior finance positions at various technology and software companies where he had extensive experience in mergers and acquisitions, treasury management, equity and debt financing, and financial planning. Mr. Patel started his career at the accounting firm PricewaterhouseCoopers. Mr. Patel received his bachelor’s degree in business administration from Pace University and is a Certified Public Accountant.

Pursuant to the Employment Letter, Mr. Patel will receive an annual base salary of $200,000 and be eligible for bonus payments of up to an aggregate of $25,000 as determined by the Board of Directors, based on meeting and exceeding mutually agreed upon annual performance goals.

Mr. Patel’s Employment Letter is subject to early termination by him or the Company for any reason upon written notice to the other party. If there is a change of control (as defined in the Employment Letter) and Mr. Patel’s employment terminates within six months following the change of control for reasons other than for cause, then Mr. Patel will be entitled to receive an amount equal to six months of his base salary, any accrued bonus as of such date of termination, any outstanding options held by him shall immediately vest and health benefits coverage for six months from the date of such termination.

The Employment Letter also contains covenants restricting Mr. Patel from engaging in any activities competitive with the Company’s business during the term of his Employment Letter and for a period of two years thereafter, and prohibiting him from disclosure of confidential information regarding the Company at any time.

Other than entering into the Employment Letter with Ameri, Mr. Patel has not engaged in a related party transaction with Ameri during the last two fiscal years, and there are no family relationships between Mr. Patel and any of Ameri’s executive officers or directors.

Effective April 24, 2017, Carlos Fernandez ceased serving as the Company’s interim Chief Financial Officer.

The foregoing summary description of the Employment Letter is qualified in its entirety by reference to the full text of the Employment Letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein in its entirety by reference.

A copy of the press release announcing Mr. Patel’s appointment is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
Exhibit 10.1	Employment Letter, dated April 24, 2016, between Ameri and Partners Inc and Viraj Patel.
Exhibit 99.1	Press Release, dated April 25, 2016.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2016	AMERI HOLDINGS, INC.

	By:	/s/ Giri Devanur
Giri Devanur
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.1	Employment Letter, dated April 24, 2016, between Ameri and Partners Inc and Viraj Patel.
Exhibit 99.1	Press Release, dated April 25, 2016.